EXHIBIT 4.1(b)

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

This Mortgage Loan Purchase and Sale Agreement, dated as of -, 20- (the "Agreement"), is between GE Commercial Mortgage Corporation, a Delaware corporation (the "Company") and General Electric Capital Corporation, a Delaware corporation (the "Mortgage Loan Seller"). The Mortgage Loan Seller agrees to sell, and the Company agrees to purchase the mortgage loans (the "Mortgage Loans") described and set forth in the Mortgage Loan Schedule attached as Exhibit A to this Agreement (the "Mortgage Loan Schedule"). The Company intends to deposit the Mortgage Loans and other assets into a trust (the "Trust") and cause the creation of a series of certificates to be known as GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 20--- (the "Certificates"), evidencing beneficial ownership interests in the Mortgage Loans and other assets (including, without limitation, other mortgage loans (the "Other Mortgage Loans")), under a Pooling and Servicing Agreement, to be dated as of -, 20- (the "Pooling and Servicing Agreement"), among the Company, as depositor, -, as servicer ("the "Servicer") and -, as special servicer (the "Special Servicer") with respect to the Mortgage Loans and the Other Mortgage Loans -, and -, a national banking association, as trustee (the "Trustee"). The Offered Certificates (as hereinafter defined) will be offered pursuant to a Prospectus Supplement dated -, 20- (the "Final Prospectus Supplement"), to a Prospectus, dated -, 20- (the "Base Prospectus" and, together with the Final Prospectus Supplement, the "Final Prospectus"), and the Non-Offered Certificates (as hereinafter defined) will be offered pursuant to one or more Private Placement Memoranda (the "Private Placement Memoranda").

At or prior to the time when sales to investors of the Offered Certificates were first made (the "Time of Sale"), the Company had prepared the following information: (i) a [Preliminary] {Free Writing] Prospectus dated -, 20- (the "Preliminary Prospectus"), (ii) a Term Sheet dated as of -, 20- (the "Term Sheet") and (iii) written materials prepared by the Underwriters and provided to the Company for filing with the Securities and Exchange Commission (the "SEC") prior to the Time of Sale (the "Company Filed Information" and, together with the Preliminary Prospectus and the Term Sheet, the "Time of Sale Information"). A list of the Company Filed Information is included in Schedule I hereto. If subsequent to the date of the Underwriting Agreement, the Company and the Underwriters have determined that such information included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances in which they were made, not misleading and have terminated their old purchase contract and entered into new purchase contracts with purchasers of the Offered Certificates, then "Time of Sale Information" will refer to the information provided by the Company or the Underwriters to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information")

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Pooling and Servicing Agreement.

            1. Purchase Price; Purchase and Sale. In consideration of the sale of the Mortgage Loans from the Mortgage Loan Seller to the Company on -, 20- (the "Closing Date"), the Company agrees to pay to the Mortgage Loan Seller on the Closing Date by transfer of immediately available funds, after the allocation of deal expenses, credits and accrued interest,




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an amount equal to $. The closing for the purchase and sale of the Mortgage
Loans shall take place [at the offices of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m. (New York time)], on the Closing Date.

            On the Closing Date, the Mortgage Loan Seller shall sell, transfer, assign, set over and convey to the Company, and the Company shall purchase, all the right, title and interest of the Mortgage Loan Seller in and to the Mortgage Loans, including all payments of interest and principal due on each Mortgage Loan after the related Cut-off Date, together with all of the Mortgage Loan Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies but subject to the sale of the servicing rights pursuant to the Servicing Rights Purchase Agreement (as defined herein). The Company hereby directs the Mortgage Loan Seller, and the Mortgage Loan Seller hereby agrees, to (1) promptly after the Closing Date, but in all events within three Business Days after the Closing Date, transfer all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Mortgage Loan Seller or any other name to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts and (2) deliver to the Trustee on or prior to the Closing Date or, within [45] days following the Closing Date, as specified in the Pooling and Servicing Agreement, the documents, instruments and agreements required to be delivered by the Company to the Trustee under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01, and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

            2. Representations and Warranties. (a) The Mortgage Loan Seller hereby represents and warrants to the Company as of the date hereof and as of Closing Date that:

                  (i) The Mortgage Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Mortgage Loan Seller to perform its obligations hereunder, and the Mortgage Loan Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

                  (ii) This Agreement has been duly authorized, executed and delivered by the Mortgage Loan Seller and assuming its due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the

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            enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law;

                  (iii) The execution and delivery of this Agreement by the
            Mortgage Loan Seller and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Mortgage Loan Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Mortgage Loan Seller's organizational documents or any agreement or instrument to which the Mortgage Loan Seller is a party or by which it is bound, or any order or decree applicable to the Mortgage Loan Seller, or result in the creation or imposition of any lien on any of the Mortgage Loan Seller's assets or property, in each case which would materially and adversely affect the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement;

                  (iv) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Mortgage Loan Seller, threatened against the Mortgage Loan Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement;

                  (v) The Mortgage Loan Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Mortgage Loan Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with this Agreement or the consummation by the Mortgage Loan Seller of the transactions contemplated by this Agreement, other than those which have been obtained by the Mortgage Loan Seller; and

                  (vii) The transfer, assignment and conveyance of the Mortgage
            Loans by the Mortgage Loan Seller to the Company is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.


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            (b) The Mortgage Loan Seller hereby makes each of the
representations and warranties set forth on Exhibit D hereto with respect to each Mortgage Loan, as of the date specified therein or, if no such date is specified, as of the Closing Date, except as set forth on the Exhibit E hereto.

            3. Notice of Breach; Cure and Repurchase or Substitution; Other Mortgage Loan Costs.

            (a) The Mortgage Loan Seller and the Company shall be given prompt written notice of any Breach or Document Defect, to the extent required by
Section 2.03(b) of the Pooling and Servicing Agreement.

            (b) With respect to each Mortgage Loan as to which the Mortgage Loan Seller has received notice referred in subsection (a) above, the Mortgage Loan Seller agrees to cure any Breach or Document Defect, as the case may be, in all material respects, repurchase the affected Mortgage Loan or substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan in accordance with the terms of Section 2.03(b) of the Pooling and Servicing Agreement.

            (c) Upon any repurchase or substitution of a Mortgage Loan contemplated by Section 3(b) above, the Trustee, the Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller.

            (d) Without limiting the remedies of the Company, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. Subject to Section 7 of this Agreement, this Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to
Section 2 of this Agreement.

            (e) The Mortgage Loan Seller hereby acknowledges the assignment by the Company to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligation of the Mortgage Loan Seller to repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligations as provided in Section 9 hereof.

            (f) With respect to any action taken concerning "due-on-sale" or a "due-on-encumbrance" clause as set forth in Section [3.08(e)] of the Pooling and Servicing Agreement or a defeasance, any fees or expenses related thereto including any fee charged by a Rating Agency that is rendering a written confirmation, to the extent that the related Mortgage Loan documents do not permit the lender to require payment of such fees and expenses from the Mortgagor, shall be paid by the Mortgage Loan Seller.


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            (g) Upon any repurchase or substitution of a Mortgage Loan contemplated by Section 3(b) above, the Mortgage Loan Seller shall either (i) retain the Servicer for the repurchased or substituted Mortgage Loan according to substantially the same terms set forth in the Pooling and Servicing Agreement or (ii) repurchase the servicing rights for the repurchased or substituted Mortgage Loan from the Servicer at a purchase price based on the formula set forth in Section 6 of the Servicing Rights Purchase Agreement by and between the Mortgage Loan Seller and the Servicer dated as of -, 20- (the "Servicing Rights Purchase Agreement") to the extent the related Mortgage Loan is subject to the Servicing Rights Purchase Agreement.

            4. Representations, Warranties and Agreements of Company.

            (a) The Company hereby represents and warrants to the Mortgage Loan Seller, as of the date hereof (or such other date as is specified in the related representation or warranty), as follows:

                  (i) The Company is a corporation duly organized, validly
            existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company to perform its obligations hereunder, and the Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

                  (ii) This Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Mortgage Loan Seller, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iii) The execution and delivery of this Agreement by the
            Company and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Company is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound, or any order or decree applicable to the Company, or result in the creation or imposition of any lien on any of the Company's assets or property, in each case which would materially and


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            adversely affect the ability of the Company to carry out the transactions contemplated by this Agreement;

                  (iv) There is no action, suit, proceeding or investigation pending or to the knowledge of the Company, threatened against the Company in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

                  (v) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially and adversely affect its performance hereunder; and

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Company.

            5. Company's Conditions to Closing.

            The obligations of the Company under this Agreement shall be subject to the satisfaction, on the Closing Date, or such other date specified herein, of the following conditions:

            (a) The obligations of the Mortgage Loan Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Mortgage Loan Seller under this Agreement shall be true and correct as of the date specified in such representation and warranty or, if no such date is specified, as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Company shall have received a certificate to that effect signed by an authorized officer of the Mortgage Loan Seller, upon which the Company and the Underwriters (as defined hereinbelow) may rely.

            (b) The Company or its designee shall have received all of the following closing documents, in such forms as are agreed upon and acceptable to the Company and in form and substance satisfactory to the Company, the Underwriters and their respective counsel, duly executed by all signatories other than the Company as required pursuant to the respective terms thereof:

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                  (i) with respect to each Mortgage Loan, the related Mortgage
            Note, which Mortgage Note shall be delivered to and held by the Trustee on behalf of the Company;

                  (ii) the final Mortgage Loan Schedule;

                  (iii) an officer's certificate from the Mortgage Loan Seller dated as of the Closing Date, in the form attached hereto as Exhibit B, upon which the Underwriters may rely;

                  (iv) a certificate of the Mortgage Loan Seller, dated the
            Closing Date, and upon which the Company and the Underwriters may rely, to the effect that representatives of the Mortgage Loan Seller have carefully examined the Time of Sale Information and the Final Prospectus and nothing has come to the attention of the Mortgage Loan Seller that would lead the Mortgage Loan Seller to believe that the Time of Sale Information, as of the Time of Sale or as of the Closing Date, or the Final Prospectus, as of the Closing Date, included or includes any untrue statement of a material fact relating to the Mortgage Loans or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading;

                  (v) an opinion of Mortgage Loan Seller's counsel, subject to customary exceptions and carve-outs, which states in substance the opinions set forth on Exhibit C hereto;

                  (vi) such other documents, certificates and opinions relating to the Mortgage Loans or the Mortgage Loan Seller as may be necessary to secure for the Certificates the following ratings by [Standard & Poor's Rating Services ("S&P")] [and] [Moody's Investors Service, Inc. ("Moody's")], [Fitch, Inc.] (together, the "Rating Agencies"): [insert ratings for each Class and agency]; and

                  (vii) a letter from the independent accounting firm of [name of accountants] in form satisfactory to the Company, relating to certain information regarding the Mortgage Loans as set forth in the Prospectus.

            (c) The Mortgage Loan Seller hereby agrees to furnish such other information, documents, certificates, letters or opinions with respect to the Mortgage Loans or itself as may be reasonably requested by the Company in order for the Company to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement, the Pooling and Servicing Agreement or this Agreement.

            6. Accountants' Letters.

            The parties hereto shall cooperate with [name of accountants] in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

            7. Indemnification and Contribution. (a) The Mortgage Loan Seller shall indemnify and hold harmless the Company, [insert names of underwriters] (the "Underwriters"), their respective officers and directors, and each person, if any, who controls the Company or any Underwriter within the meaning of either
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934


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Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Final Prospectus or in any revision or amendment thereof or supplement thereto, (B) the Time of Sale Information or any free writing prospectus (as defined in Rule 405 of the 1933 Act, a "Free Writing Prospectus")(or any similar item) prepared by or on behalf of the Underwriters or the Company and that is not Time of Sale Information but was sent to investors prior to the Time of Sale, or (C) the Private Placement Memoranda and any items similar to a Free Writing Prospectus, Mortgage Files or ABS Informational and Computational Materials forwarded to prospective investors in the Non-Offered Certificates or to the Rating Agencies, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Master Tape (it being herein acknowledged that the Master Tape was and will be used to prepare the Final Prospectus including without limitation [specify Annexes] to the Final Prospectus Supplement, the Time of Sale Information, the Diskette, any ABS Informational and Computational Materials with respect to the Offered Certificates and any items similar to ABS Informational and Computational Materials forwarded to prospective investors in the Non-Offered Certificates), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact is with respect to, or arises out of or is based upon, an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties, the underwriting standards of the Mortgage Loan Seller and/or the Mortgage Loan Seller set forth (X) in the Final Prospectus Supplement or the Preliminary Prospectus (as supplemented by the Time of Sale Information) under the headings: ["SUMMARY OF TERMS--Relevant Parties and Dates--Mortgage Loan Sellers," "SUMMARY OF TERMS--The Mortgage Loans," "RISK FACTORS," "DESCRIPTION OF THE MORTGAGE POOL" and "SERVICING OF THE MORTGAGE LOANS"] [specify any other applicable sections] or in materials provided by the Mortgage Loan Seller to the Rating Agencies and (Y) on [specify annexes] to the Final Prospectus Supplement or the Preliminary Prospectus (as supplemented by the Time of Sale Information) and, to the extent consistent therewith, on a Diskette, (III) any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon a breach of the representations and warranties of the Mortgage Loan Seller set forth in or made pursuant to Section 2; or (IV) any Free Writing Prospectus (or similar item) prepared by or on behalf of the Underwriters or the Company and that is not Time of Sale Information but was sent to investors prior to the Time of Sale has been prepared or has been reviewed and approved by, or has been authorized (for dissemination to prospective investors) by, the Mortgage Loan Seller or has been prepared in reliance upon and in conformity with the information described in

            (I), (II) or (III) above; provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any

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aggregation of the information regarding the Mortgage Loans, the related
Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and/or [specify Annexes] to the Final Prospectus Supplement or the Preliminary Prospectus (as supplemented by the Time of Sale Information), including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans in the Trust Fund. The information described in clauses (I) through (IV) above is collectively referred to herein as the "Mortgage Loan Seller Information". This indemnity agreement will be in addition to any liability which the Mortgage Loan Seller may otherwise have.

            Notwithstanding anything contained herein, the Mortgage Loan Seller shall have no obligation to indemnify and hold harmless any Person based on any untrue statement or omission that is (a) contained in any Time of Sale Information or any Free Writing Prospectus (or similar item) that was not Time of Sale Information but was sent to investors prior to the Time of Sale, to the extent that (x) the Underwriter or the Company distributing such information was notified electronically or in writing of such untrue statement or omission within a reasonable period, and in any event not less than the Business Day, prior to the Time of Sale of any Certificates to the Person alleging such untrue statement or omission, (y) Corrective Information was delivered to the Underwriter or the Company distributing such information within such period and
(z) such Underwriter or the Company failed to deliver such Corrective Information to such Person prior to the Time of Sale of any Certificates to such Person.

            (b) The Company shall indemnify and hold harmless the Mortgage Loan Seller, its directors, officers, employees and agents, and each person, if any, who controls the Mortgage Loan Seller within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, the Time of Sale Information, any Free Writing Prospectus or the Private Placement Memoranda, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, except to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon the Mortgage Loan Seller Information, provided that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and/or [specify Annexes] to the Prospectus Supplement, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans in the Trust Fund. The Company shall reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 7, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable), approved by the Company and the Underwriters in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable in accordance with its terms to an indemnified party under this Section 7, then the Mortgage Loan Seller and the Company shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
(b) above, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Mortgage Loan Seller or the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Mortgage Loan Seller and the Company agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by per capita allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d) subject to the limitations therein provided under subsection (c). The indemnifying party shall pay such expenses as and when incurred, at the request of the indemnified party, and to the extent that the indemnifying party will be ultimately liable to pay such expense. If and to the extent any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the indemnified party which received such payment shall promptly refund the amount so paid to the indemnifying party. Notwithstanding the foregoing, the contribution obligation of the Mortgage Loan Seller or the Company, as the case may be, under this Section 7(d) shall at all times be such that no Underwriter shall be responsible for any amount in excess of the fees received by such Underwriter in connection with the transaction contemplated by the Underwriting Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation.

            (e) Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters shall be third-party beneficiaries of the provisions of this Section 7.

            (f) The indemnity and contribution agreements contained in this
Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any of the indemnified parties and (iii) acceptance of and payment for the Mortgage Loans.

            (g) For purposes of this Agreement, "Registration Statement" shall mean such registration statement No. 333-[130174] filed by the Company on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; "Offered Certificates" shall mean [specify classes];"Non-Offered Certificates" shall mean the Certificates other than the Offered Certificates; "ABS Informational and Computational Materials," shall have the meaning assigned thereto in Regulation AB under the 1933 Act; "Diskette" shall mean the diskette or compact disc attached to and, for purposes of this Agreement, a part of each of the Final Prospectus, the Preliminary Prospectus and the Private Placement Memoranda; and "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Report on Applying Agreed-Upon Procedures dated _________, 20__ and rendered by [name of accountants] (a "hard copy" of which Master Tape was produced on behalf of the Company and the Mortgage Loan Seller).

            (h) Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgement. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or parties in connection with all claims which have been asserted against the indemnified party or parties in such proceeding by the other parties to such settlement, and it shall be entitled to settle such proceeding without the consent of the indemnified party or parties so long as such settlement (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            8. Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Company, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at c/o General Electric Capital Corporation, 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: [Dan Vinson/Capital Markets], fax number [(212) 716-8960], with a copy to [Patricia A. DeLuca, Esq.], General Electric Capital Corporation, 292 Long Ridge Rd., Stamford, Connecticut, 06927, fax number [(203) 357-6768], or, if sent to the Mortgage Loan Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission and confirmed to it at 125 Park Avenue, 10th Floor, New York, New York 10017, Attention: [Mike Krull, Managing Director], fax number [(212) 716-8911], with a copy to [David Martindale and Patricia A. DeLuca, Esq.], fax number [(203) 357-6768], and if to the Underwriters, [specify addresses].

            9. Third Party Beneficiaries.

            (a) The representations, warranties and agreements made by the Mortgage Loan Seller in this Agreement are made for the benefit of, and, to the extent they are assigned by the Company to the Trustee under the Pooling and Servicing Agreement, may be enforced by or on behalf of, the Trustee, the Servicer (as to the Mortgage Loans serviced by the Servicer) or the Special Servicer (as to the Mortgage Loans serviced by the Special Servicer), as provided in the Pooling and Servicing Agreement, to the same extent that the Company has rights against the Mortgage Loan Seller under this Agreement in respect of representations, warranties and agreements made by the Mortgage Loan Seller herein.

            (b) Each of the Underwriters is an intended third party beneficiary of the representations, warranties and covenants of the Mortgage Loan Seller set forth in Sections 2(b), 6, and 7 (and, to the extent relevant to the foregoing, in Sections 10, 11, 12, 13 and 14) of this Agreement. It is acknowledged and agreed that such representations, warranties and covenants may be enforced by or on behalf of any Underwriter against the Mortgage Loan Seller to the same extent as if it was a party hereto.

            10. Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may not be changed or waived in any manner which would have a material adverse effect on Certificateholders without the prior written consent of the Trustee. This Agreement also may not be changed in any manner which would have a material adverse effect on any other third party beneficiary hereof without the prior written consent of that person. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder, other than as provided herein. This Agreement is enforceable by the Underwriters and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

            11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Mortgage Loan Seller and the Company submitted pursuant hereto, shall remain operative and in full force and effect and shall survive transfer and sale of the Mortgage Loans to the Company and by the Company to the Trustee notwithstanding any language to the contrary contained in any endorsement of any Mortgage Loan.

            12. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            13. Further Assurances. The Mortgage Loan Seller and the Company agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

            14. JURISDICTION. THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY AND
UNCONDITIONALLY:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE MORTGAGE LOAN SELLER AT ITS ADDRESS SET FORTH HEREIN FOR NOTICES OR AT SUCH OTHER ADDRESS OF WHICH THE COMPANY SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            15. Costs. The Mortgage Loan Seller shall pay (or shall reimburse the Company to the extent that the Company has paid) the Mortgage Loan Seller's pro rata portion of the aggregate of the following amounts (the Mortgage Loan Seller's pro rata portion to be determined according to the percentage that the principal balance of the Mortgage Loans represents of the principal balance of the Mortgage Loans and the Other Mortgage Loans): [(i) the costs and expenses of printing (or otherwise reproducing) and delivering a preliminary and final Prospectus relating to the Certificates; (ii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys' fees); (iii) the filing fee charged by the Securities and Exchange Commission for registration of the Certificates so registered and reasonable attorney's fees and legal expenses in connection therewith; (iv) the fees charged by the Rating Agencies to rate the Certificates so rated and reasonable attorney's fees and legal expenses in connection therewith; (v) the fees and expenses of counsel to the Underwriter;
(vi) the fees and expenses of counsel to the Depositor; (vii) the fees and expenses of counsel to the Servicers; (vii) the fees and expenses of counsel to the Mortgage Loan Seller and the sellers of the Other Mortgage Loans; (ix) the costs and expenses of the "Bloomberg roadshow"; (x) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by
Article 2 of the Pooling and Servicing Agreement; (xi) the cost of obtaining a "comfort letter" from a firm of certified public accountants selected by the Company and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans included in the Prospectus; and (xii) other miscellaneous costs and expenses agreed upon by the parties hereto.] All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

            16. Characterization of Sale. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Mortgage Loan Seller to the Company as provided in Section 1 hereof be, and be construed as, a sale of the Mortgage Loans by the Mortgage Loan Seller to the Company and not as a pledge of the Mortgage Loans by the Mortgage Loan Seller to the Company to secure a debt or other obligation of the Mortgage Loan Seller.

                            [Signature page follows]

            IN WITNESS WHEREOF, the Company and the Mortgage Loan Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       GE COMMERCIAL MORTGAGE CORPORATION

                                       By ____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                       GENERAL ELECTRIC CAPITAL CORPORATION

                                       By:____________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                         [begins on the following page]

ANNEX A-I

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                 % of                            % of
                Initial   Initial    Loan     Applicable                 Mortgage                              General    Detailed
                 Pool      Pool     Group 1   Loan Group      # of         Loan      Original     Cut-off      Property   Property
Property Name   Balance   Balance    or 2      Balance     Properties   Seller (1)   Balance    Date Balance     Type       Type
-------------   -------   -------   -------   ----------   ----------   ----------   --------   ------------   --------   --------








                                                                           Stated
                                                            Original      Remaining
                                                             Term to       Term to       Original      Remaining
                Interest    Administra-      Interest      Maturity or   Maturity or   Amortization   Amortization
Property Name     Rate     tive Fee Rate   Accrual Basis   APD (mos.)    APD (mos.)    Term (mos.)    Term (mos.)
-------------   --------   -------------   -------------   -----------   -----------   ------------   ------------









                                                               Remaining
First Payment  Maturity Date   Annual Debt   Monthly Debt   Interest Only                            Crossed with        DSCR
    Date          or APD         Service       Service      Period (mos.)   Lockbox   APD (Yes/No)   Other Loans    (2)(4)(6)(7)(10)
-------------  -------------   -----------   ------------   -------------   -------   ------------   ------------  ----------------






                                                          Cut-off Date
First Payment                                 Appraised    LTV Ratio     LTV Ratio at
    Date        Grace Period   Payment Date     Value      (4)(6)(10)    Maturity/APD   Address   City
-------------   ------------   ------------   ---------   ------------   ------------   -------   ----







                                                                                Loan per
                                                                                  Net      Prepayment
                                                                                Rentable   Provisions                Third Most
                                           Year      Net Rentable    Units of     Area       (# of      Third Most   Recent MOI
County   State   Zip Code   Year Built   Renovated   Area SF/Units   Measure    SF/Units   payments)    Recent NOI      Date
------   -----   --------   ----------   ---------   -------------   --------   --------   ----------   ----------   ----------










            Second     Second Most
             Most      Recent NOI       Most      Most Recent                      Underwritten
County    Recent NOI      Date       Recent NOI    NOI Date     Underwritten NOI     Revenue      Underwritten EGI
------    ----------   -----------   ----------   -----------   ----------------   ------------   ----------------









             Upfront Actual   Ongoing Actual
Occupancy     Replacement      Replacement                                                          Monthly Insurance
as-of-Date      Reserves         Reserves      Upfront TI/LC   Monthly TI/LC   Monthly Tax Escrow        Escrow
----------   --------------   --------------   -------------   -------------   ------------------   -----------------










Occupancy          Upfront         Environmental   Engineering Report   Appraisal as of
as-of-Date   Engineering Reserve    Report Date           Date               Date         Sponsor of Borrower
----------   -------------------   -------------   ------------------   ---------------   -------------------










ANNEX A-1

Underwritten   Underwritten   Underwritten   Underwritten Net   Largest          Lease      2nd Largest
  Expenses       Reserves        TI/LC          Cash Flow       Tenant    SF   Expiration     Tenant      SF   Lease Expiration
------------   ------------   ------------   ----------------   -------   --   ----------   -----------   --   ----------------









Underwritten   3rd Largest
  Expenses       Tenant      SF   Lease Expiration   Occupancy Rate
------------   -----------   --   ----------------   --------------











Underwritten   Underwritten   Underwritten   Underwritten Net   Largest          Lease      2nd Largest
  Expenses       Reserves        TI/LC          Cash Flow       Tenant    SF   Expiration     Tenant      SF   Lease Expiration
------------   ------------   ------------   ----------------   -------   --   ----------   -----------   --   ----------------









Underwritten    3rd Largest
  Expenses        Tenant      SF   Lease Expiration   Occupancy Rate
------------    -----------   --   ----------------   --------------









                                    EXHIBIT B

                          FORM OF OFFICER'S CERTIFICATE

            I, ________________, hereby certify that I am a duly elected and acting ____________________ of [Seller]" (the "Company"), in connection with the sale of certain mortgage loans to GE Commercial Mortgage Corporation (the "Depositor") pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated as of ____ __, 20-- (the "Mortgage Loan Purchase and Sale Agreement"), between the Company and the Depositor, and hereby certify further as follows:

            1. The Company is a [corporation]" duly incorporated and existing under the laws of the State of [Delaware].

            2. Attached hereto as Attachment A is a true and correct copy of the [certificate of incorporation]" of the Company, certified as of ___________, 20-- by the Secretary of State of [Delaware]" (the "Certificate of [Incorporation]").

            3. Since __________, 20--, the Company has not filed with the Secretary of State of [Delaware]" any amendment or other document relating to or affecting, the Certificate of Incorporation.

            4. Attached hereto as Attachment B is a true and correct copy of the [By-Laws]" of the Company, as in effect at all times on and after ________, [20--]" through the date hereof.

            5. The resolutions attached hereto as Attachment C (the "Resolutions") were adopted by the unanimous written consent of the board of [directors]" of the Company as of ____________, [20--].

            6. The Resolutions (a) represent the only resolutions of the board of [directors]" or [shareholders]" of the Company relating to the sale of the mortgage loans referred to in the Mortgage Loan Purchase and Sale Agreement; (b) have not been amended, modified, rescinded or repealed by any subsequent action of the Company's board of [directors]" or [shareholders]; and (c) were in full force and effect at all times on __________, 20-- and thereafter through the date hereof.

            7. Attached hereto as Attachment D is the certificate of the Secretary of State of [Delaware]" dated ___________, 20--, with respect to the good standing of the Company in [Delaware].

            8. Since _________, 20--, the Company has not received any notification from the Secretary of State of [Delaware], or any other source affecting the good standing of the Company in [Delaware].

            9. The representations and warranties of the Company in the Mortgage Loan Purchase and Sale Agreement are true and correct in all material respects on and as of the date hereof.

            10. On or prior to the date hereof, the Company has complied with all agreements and performed or satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof.

            11. Each person who, as an officer or representative of the Company, signed the Mortgage Loan Purchase and Sale Agreement or any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signature of such persons appearing on such documents are their genuine signatures.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, I have hereunto signed my name as of this __ day of ____ 20--.

                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT C

                              FORM OF LEGAL OPINION

            1. The Mortgage Loan Seller is a [corporation] duly [incorporated][organized], validly existing and in good standing under the laws of the State of [Delaware], with full corporate power and authority to own its assets and conduct its business, and the Mortgage Loan Seller has taken all necessary action to authorize the execution, delivery and performance of the Mortgage Loan Purchase and Sale Agreement by it, and has the power and authority to execute, deliver and perform the Mortgage Loan Purchase and Sale Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with the Mortgage Loan Purchase and Sale Agreement.

            2. The Mortgage Loan Purchase and Sale Agreement has been duly authorized, executed and delivered by the Mortgage Loan Seller and constitutes the legal, valid and binding obligations of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms of the Mortgage Loan Purchase and Sale Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except to the extent rights to indemnity and contribution may be limited by applicable law.

            3. The execution and delivery of the Mortgage Loan Purchase and Sale Agreement by the Mortgage Loan Seller and the performance of its obligations under the Mortgage Loan Purchase and Sale Agreement will not conflict with any provision of any law or regulation to which the Mortgage Loan Seller is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any of the Mortgage Loan Seller's organizational documents or, to our knowledge, any agreement or instrument to which the Mortgage Loan Seller is a party or by which it is bound, or any order or decree applicable to the Mortgage Loan Seller, or result in the creation or imposition of any lien on any of the Mortgage Loan Seller's assets or property, in each case which would materially and adversely affect the ability of the Mortgage Loan Seller to carry out the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement.

            4. To our knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Mortgage Loan Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

            5. To our knowledge, the Mortgage Loan Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Mortgage

Loan Seller or its properties or might have consequences that would materially and adversely affect its performance under the Mortgage Loan Purchase and Sale Agreement.

            6. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Mortgage Loan Seller of or compliance by the Mortgage Loan Seller with the Mortgage Loan Purchase and Sale Agreement or the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement, other than those which have been obtained by the Mortgage Loan Seller.

            In addition, counsel shall state (which statement shall be in form and substance reasonably acceptable to the Company and counsel to the Underwriters) their view as to the accuracy of the information regarding the Mortgage Loans in the Preliminary Prospectus (together with the Time of Sale Information) as of the Time of Sale and the Final Prospectus Supplement.

                                   EXHIBIT D

                  MORTGAGE LOAN REPRESENTATIONS NAD WARRANTIES

      The Mortgage Loan Seller represents and warrants with respect to each Mortgage Loan that, as of the date specified below or, if no such date is specified, as of the Closing Date, except as set forth on Exhibit E hereto:

      I. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

      II. Legal Compliance. As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

      III. Good Title; Conveyance. Immediately prior to the sale, transfer and assignment to the Company, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (other than the rights to servicing and related compensation as reflected in the Agreement to Appointment of Servicer).

      IV. Future Advances. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

      V. Legal, Valid and Binding Obligations. Each related Mortgage Note, Mortgage, Assignment of Leases (if any) and other agreements executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      VI. Offsets or Defenses. As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements.

      VII. Assignments of Mortgage and Assignment of Leases. Each related assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment of the Mortgage to the Trustee, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage and Assignment of Leases is freely assignable upon notice to the Mortgagor.

      VIII. Mortgage Lien; Title Exceptions. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or Ground Lease, as applicable, including all buildings and improvements thereon, subject only to the following title exceptions (each such exception, a "Title Exception", and collectively, the "Title Exceptions"):
      (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the Mortgage Loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, and the Mortgaged Property is free and clear of any mechanics and materialmen's liens which are prior to or equal to the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy.

      IX. Taxes and Assessments. All real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or an escrow of funds in an amount sufficient to cover such payments has been established. [Such taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon.]

      X. Property Condition; Condemnation Proceedings. To the Mortgage Loan Seller's knowledge as of the Cut-Off Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the Mortgage Loan; and there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

      XI. Title Insurance. The Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or a commitment "marked up" at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), insuring the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the Mortgage Loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available)
      (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon.

      XII. Insurance. As of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located; each Mortgaged Property was covered by a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; except as set forth on Exhibit E, each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties; such insurance was in full force and effect with respect to each related Mortgaged Property at origination; and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to
      (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost, if applicable, without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above.

      XIII. Material Defaults. Other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) since the date of origination of such Mortgage Loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each Mortgage Loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related Mortgage File, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such Mortgage Loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in the Mortgage Loan Purchase and Sale Agreeement.

      XIV. Payment Record. As of the Cut-Off Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any Scheduled Payment.

      XV. Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision). Accordingly, the Mortgage Loan Seller represents and warrants that each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (a) as of the Testing Date, or (b) as of the Closing Date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (b) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (2) the "Testing Date" shall be the date on which the referenced Mortgage Loan was originated unless (a) such Mortgage Loan was modified after the date of its origination in a manner that would cause "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute "customary prepayment penalties" within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

      XVI. Environmental. One or more Phase I environmental site assessments or updates thereof (each a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vi) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each Mortgage Loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations.

      XVII. Customary Mortgage Provisions. Each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy or similar law affecting the right of creditors and the application of principles of equity.

      XVIII. Bankruptcy. As of origination, and as of the Cut-off Date, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

      XIX. Transfers and Subordinate Debt. Subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a mortgagor, or a substitution or release of collateral within the parameters of Paragraph
      (xxii) below), or encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

      XX. Waivers and Modifications. The terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

      XXI. Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate within the 18 months prior to the Closing Date.

      XXII. Releases. Except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) for Mortgage Loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations (or other defeasance collateral permitted under the REMIC Provisions) sufficient to pay the Mortgage Loans in accordance with their terms, (d) for Mortgage Loans which permit the related Mortgagor to substitute a replacement property,
      (e) for releases not considered material for purposes of underwriting the Mortgage Loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property. The terms of the Mortgage Loan do not provide for the release of any portion of the Mortgaged Property that would constitute a "significant modification" under Section 1001 of the Code unless the Mortgagor is required to provide a REMIC Opinion of Counsel.

      XXIII. Zoning. To the Mortgage Loan Seller's knowledge, as of the date of origination of such Mortgage Loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area where the applicable Mortgaged Property is located, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property.

      XXIV. Single Purpose Entity. Each Mortgagor with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of 5% of the aggregate principal balance of all of the mortgage loans included in the Trust Fund is an entity whose organizational documents provide that it is, and at least so long as the Mortgage Loan is outstanding will continue to be, a single purpose entity. (For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the related Mortgaged Property and its financing, does not have any significant assets other than those related to its interest in such Mortgaged Property or its financing, or any indebtedness other than as permitted by the related Mortgage or the other documents in the Mortgage Loan File, has its own books and records separate and apart from any other person, and holds itself out as being a legal entity, separate and apart from any other person).

      XXV. Litigation Or Other Proceedings. As of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the Mortgagor or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such Mortgagor's performance under the related Mortgage Loan documents or the holders of the Certificates.

      XXVI. Usury. The Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

      XXVII. Flood Insurance. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area, or if so located, then either (i) flood insurance is not required by the Federal Emergency Management Agency or (ii) the Mortgagor is required to maintain, and as of origination did maintain, or the Mortgagee maintains, flood insurance with respect to such improvements.

      XXVIII. Escrow Deposits. All escrow deposits and payments required pursuant to the Mortgage Loan to be deposited with the Mortgage Loan Seller or its agent have been so deposited, are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith.

      XXIX. Licenses and Permits. To the Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, (a) as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisee or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and in the case of a Mortgaged Property operated as a hotel, the franchise agreement, if any, is in full force and effect, and no default, or event that, with the passage of time or the giving of notice or both, would constitute a default, had occurred under such franchise agreement, and, (b) as of the Cut-Off Date, the Mortgage Loan Seller has no knowledge that the related Mortgagor, the related lessee, franchisee or operator was not in possession of such licenses, permits and authorizations.

      XXX. Origination, Servicing and Collection Practices. The origination (or acquisition, as the case may be), collection, and to the Mortgage Loan Seller's knowledge, the servicing practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards.

      XXXI. Separate Tax Lots. Each Mortgaged Property constitutes one or more separate tax lots (or will constitute separate tax lots when the next tax maps are issued) or is subject to an endorsement under the related title insurance policy insuring for losses arising from any claim that the Mortgaged Property is not one or more separate tax lots.

      XXXII. Ground Leases. Each Mortgage Loan is secured by the fee interest in the related Mortgaged Property, except that with respect to the Mortgage Loans listed on Exhibit F attached hereto, which Mortgage Loans are secured by the interest of the related Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, shall also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

            A. Such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

            B. Such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

            C. Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
            Date);

            D. Such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

            E. Such Ground Lease requires that if the mortgagee under such Mortgage Loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

            F. The mortgagee under such Mortgage Loan is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

            G. Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan (or, with respect to any Mortgage Loan with an Anticipated Prepayment Date, 10 years);

            H. Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

            I. Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment or defeasance of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage
            Loan);

            J. Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

            K. Such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except termination or cancellation if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period.

                                    Exhibit E

                                   Exceptions